Exhibit F

EXECUTION VERSION

LOAN AGREEMENT

by and between

VISTA ASSOCIATES CORPORATION

and

RUHNN1106 INVESTMENT LIMITED

DATED AS OF FEBRUARY 3, 2021

EXHIBIT A - FORM OF NOTE

i

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is entered into as of February 3, 2021 by and between Vista Associates Corporation (the “Lender”), a limited liability company incorporated in the British Virgin Islands, and Ruhnn1106 Investment Limited (the “Borrower”), a limited liability company incorporated in the British Virgin Islands.

RECITALS

WHEREAS, concurrently with the execution of this Agreement, the Borrower has entered into that certain subscription agreement with RUNION Holding Limited and certain other parties (as may be amended, supplemented or otherwise modified from time to time, the “Subscription Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, both parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Subscription Agreement. Certain terms are used in this Agreement as specifically defined herein:

“Drawdown Date” has the meaning given to it in Section 2.1.

“Loan” has the meaning given to it in Section 2.1.

“Maturity Date” has the meaning given to it in Section 2.2.

“Note” has the meaning given to it in Section 2.1.

ARTICLE II

LOAN

Section 2.1 Loan. The Lender agrees, upon the terms and subject to the conditions set forth in this Agreement, to make available to the Borrower a fully recourse loan (the “Loan”) of fifteen million U.S. Dollars ($15,000,000) by wire transfer of immediately available funds to the Borrower’s account or by such other method, in each case, as designated in writing by the Borrower at least three (3) Business Days prior to the Share Closing Date, provided, however, that the Company shall be entitled to designate an account to receive the Loan in the event that the Borrower shall fail to designate an account in accordance with this Agreement. The date on which the Loan is made available to the Borrower shall be the “Drawdown Date,” provided that in no event shall the Drawdown Date be later than the Share Closing Date. The Loan shall be evidenced by a single promissory note (the “Note”) substantially in the form of Exhibit A attached hereto in the amount of the Loan, payable to the Lender, duly executed by the Borrower and delivered to the Lender on the Drawdown Date.

Section 2.2 Use of Proceeds. The Borrower shall use the proceeds of the Loan solely to pay the Subscription Price payable by the Borrower to the Parent in accordance with the terms of the Subscription Agreement.

Section 2.3 Maturity Date and Repayment. The Loan shall be immediately due and payable by the Borrower in full on the first (1) anniversary of the Drawdown Date (the “Maturity Date”); provided, however, that at any time and from time to time prior to the Maturity Date, the Borrower shall have the option to repay the Loan, in whole or in part, without penalty or premium upon at least two (2) Business Days prior written notice to the Lender. The Borrower shall make any repayment of the Loan pursuant to this Section 2.2 by wire transfer of immediately available funds to the Lender’s account or by such other method as may be designated in writing by the Lender.

Section 2.4 No Interests. The Loan shall not bear any interests.

ARTICLE III

REPRESENTATIONS AND WARRANTIES.

Section 3.1 Representations and Warranties of the Parties. Each party makes the following representations and warranties, severally and not jointly, to each other and all of which shall be true and correct as of the date of this Agreement and as of the Drawdown Date:

(a) Standing and Authority. Each party has full legal right, power, capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such party. Assuming due authorization, execution and delivery by the other party, this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b) Consents and Approvals; No Violations. (i) No filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such party for the execution, delivery and performance of this Agreement by such party or the consummation by such party of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such party nor the consummation by such party of the transactions contemplated hereby, nor compliance by such party with any of the provisions hereof shall (A) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such party or its properties or assets, (B) conflict with or violate any provision of the organizational documents of any such party, (C) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such party pursuant to any Contract to which such party is a party or by which such party or any property or asset of such party is bound or affected, or (D) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such party or any of such party’s properties or assets.

(c) Litigation. There is no Action pending against any such party or, to the knowledge of such party, any other Person or, to the knowledge of such party, threatened against any such party or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such party of its obligations under this Agreement.

Section 3.2 Representations and Warranties of the Lender. The Lender has sufficient funds in readily available funds in U.S. Dollars in excess of (i) the Loan, (ii) all of its other commitments and obligations under this Agreement, the Limited Guarantees and the Subscription Agreement to which it or its Affiliate is a party, and (iii) all other liabilities outstanding as of the applicable time.

ARTICLE IV

COVENANTS.

Section 4.1 Covenants. Each party hereby:

(a) agrees not to knowingly take any action that would make any representation or warranty of such party contained herein untrue or incorrect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such party of its obligations under this Agreement;

(b) agrees that it will not, and shall cause its Affiliates and representatives not to, unless required by Law or legal process or otherwise permitted under this Agreement, make any press release, public announcement or other public communication that criticizes or disparages this Agreement or the transactions contemplated hereby or thereby, without the prior written consent of the other party; and

(c) agrees further that, upon request of the other party, such party shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by the other party to be necessary or desirable to carry out the provisions of this Agreement.

ARTICLE V

TERMINATION.

Section 5.1 Termination. This Agreement, and the obligations of the parties hereunder, shall terminate and be of no further force or effect immediately upon the valid termination of the Subscription Agreement in accordance with its terms; provided that this Article V and Article VI shall survive the termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement.

ARTICLE VI

MISCELLANEOUS.

Section 6.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) upon receipt if delivered personally, or if by email, upon confirmation of receipt by email, (ii) one (1) Business Day after being sent by express courier service, or (iii) three (3) Business Days after being sent by registered or certified mail, return receipt requested. All notices hereunder shall be delivered to the addresses set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Lender:

Vista Associates Corporation

Attention: Dai Mao

E-mail: maodai@sino-tex.com

with a copy (which shall not constitute notice) to: wanglingsmmg@aliyun.com

If to the Borrower:

Ruhnn1106 Investment Limited

Attention: Min Feng

E-mail: 6979510@qq.com

with a copy (which shall not constitute notice) to:

King & Wood Mallesons

28th Floor, China Resources Tower

2666 Keyuan South Road, Nanshan District

Shenzhen, Guangdong 518052

People’s Republic of China

Attention: Ling Huang, Esq.

Email: ling.huang@cn.kwm.com

Section 6.2 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.3 Entire Agreement . This Agreement and the Subscription Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 6.4 Specific Performance. Each party hereto acknowledges and agrees that monetary damages would not be an adequate remedy in the event that any covenant or agreement of such party in this Agreement is not performed in accordance with its terms, and therefore agrees that, in addition to and without limiting any other remedy or right available to the non-breaching party and the Company, each of the non-breaching party and the Company (at the direction of the Special Committee) will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party hereto or the Company, as applicable, shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party hereto or the Company.

Section 6.5 Amendments; Waivers. At any time prior to the termination of this Agreement, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto and the Company (at the direction of the Special Committee), or in the case of a waiver, by the party against whom the waiver is to be effective with the prior written consent of the Company (at the direction of the Special Committee). Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.6 Confidentiality. This Agreement shall be treated as confidential and may not be used, circulated, quoted or otherwise referred to in any document, except with the prior written consent of the parties hereto; provided, that each party hereto may, without such written consent, disclose the existence and content of this Agreement to its officers, directors, employees, partners, members, investors, financing sources, advisors (including financial and legal advisors) and any representatives of the foregoing and to the extent required by Law, the applicable rules of any national securities exchange or in connection with any SEC filings relating to the transactions contemplated or hereby or by the Subscription Agreement or referred to herein or in the Subscription Agreement.

Section 6.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of Law or conflict of Law rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York.

Section 6.8 Dispute Resolution; Jurisdiction; Enforcement. Any disputes, actions and proceedings against any party or arising out of or in any way relating to this Agreement and schedules hereto shall be submitted to the HKIAC and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three Arbitrators. The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules of the HKIAC, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6.9 No Third-Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to or shall confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, except as specifically set forth in this Agreement; provided, however, that (i) Parent and the Company are express third-party beneficiaries of this Agreement with right to rely on this Agreement, and (ii) if the Company has obtained an order of specific performance pursuant to Section 10.10 of the Merger Agreement, the Company and the Parent are express third party beneficiaries to the extent that they will be entitled to make the drawdown of the Loan for and on behalf of the Borrower under Section 2.1.

Section 6.10 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party and the Company (at the direction of the Special Committee). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, estate, heirs, beneficiaries, personal representatives and executors.

Section 6.11 No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it, he or she has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.12 Counterparts. This Agreement may be executed in two or more consecutive counterparts (including by facsimile or email pdf format), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, email pdf format or otherwise) to the other party.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LENDER

VISTA ASSOCIATES CORPORATION

By:	/s/ Dai Mao
Name: Dai Mao
Title: Authorized Signatory

BORROWER
RUHNN1106 INVESTMENT LIMITED

By:	/s/ Min Feng
Name: Min Feng
Title: Director

EXHIBIT A

FORM OF NOTE

$[•] Note

Date: [•]

FOR VALUE RECEIVED, the undersigned, acting on behalf of RUHNN1106 INVESTMENT LIMITED (the “Borrower”), hereby agrees and promises to pay to Vista Associates Corporation (the “Lender”), the principal sum of [•] Dollars ($[•]), on such due and payable date(s) as provided for in the Loan Agreement (as defined below) in immediately available funds, at such office and at such time as set forth in said Loan Agreement.

This Note is the Note referred to in that certain Loan Agreement, dated as of [date], 2021 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”), between the Borrower and the Lender.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

BORROWER RUHNN1106 INVESTMENT LIMITED

By:
Name: Min Feng Title: Director